EXHIBIT 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 31, 2005, accompanying the consolidated financial statements of South Coast Bancorp, Inc. and Subsidiary contained in this Amendment No. 4 to the Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Amendment No. 4 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/    GRANT THORNTON LLP

Los Angeles, California

February 13, 2007